                                                                    Exhibit 5.2

     LINKLATERS & PAINES
     One Silk Street
     London EC2Y 8HQ

     Telephone: (+44) 171 456 2000

     Facsimile: (+44) 171 456 2222
     Group 4 FAX: (-44) 171 374 9318
     DX Box Number 10


                                                                     LINKLATERS

     Direct line      0171 456 4428
     Direct facsimile 0171 456 2271

                                                                 1 October 1998

     Our ref     THWW
     Your ref



     Octel Developments PLC (the "ISSUER")
     P.O. Box 17
     Oil Sites Road
     Ellesmere Port
     South Wirral L65 4HF


     Dear Sirs

     REGISTRATION STATEMENT ON FORM S-4

     OCTEL DEVELOPMENTS PLC

     OCTEL CORP.


     FILE NO. 333-58919

1    This opinion is given in connection with the Registration
     Statement on Form S-4 (File No. 333-58919) (the "REGISTRATION STATEMENT") to be filed with the US Securities and Exchange Commission under the US Securities Act of 1933, relating to the registration of $150,000,000 principal amount of 10% Senior Notes due 2006 (the "EXCHANGE NOTES") of the Issuer guaranteed by Octel Corp. (the "GUARANTOR") for the purpose of effecting an exchange offer (the "EXCHANGE OFFER") for the Issuer's $150,000,000 10% Senior Notes due 2006 which have not been registered under the Securities Act (the "ORIGINAL NOTES"). The Original Notes were, and the Exchange Notes will be, issued pursuant to the Indenture dated as of 1 May 1998 (the "Indenture") between the Issuer, the Guarantor and IBJ Schroder Bank & Trust Company as trustee. We have acted as English legal advisers to the Issuer in connection with the above matter and have taken instructions solely from the Issuer.

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We express no opinion on matters of United States federal or state law or the laws of any other jurisdiction.

3 For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. We have assumed

3.1 (except in the case of the Issuer) that all relevant documents are within the capacity and powers of, and have been validly authorised by, each party and (in the case of each party) that those

                                                                     LINKLATERS





     documents have been or (in the case of the Exchange Notes) will be validly executed and delivered by the relevant party

3.2 that each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law

3.3 that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law and there is no provision of any law (other than English law) which would affect anything in this opinion

3.4 all copy documents examined by us for the purpose of this opinion conform to the originals

3.5 no Finance Agreement nor any Note has been amended, supplemented or terminated

3.6 the copies of the Memorandum and Articles of Association examined by us for the purpose of this opinion are complete and up-to-date

3.7 the Minutes of which copies have been examined by us for the purpose of this opinion are a true record of the proceedings described therein of duly convened, constituted and quorate meetings of the Board of Directors of the Issuer (or, as applicable, the Pricing Committee thereof) and that the resolutions set out in those Minutes were duly passed and remain in full force and effect without modification and

3.8  the genuineness of all signatures.

     The Exchange and Registration Rights Agreement, the Note Depository Agreement and the Indenture are together referred to in this opinion as the "FINANCE AGREEMENTS".

     The term "NON-ASSESSABLE" in relation to the Exchange Notes means that under English law holders of Exchange Notes are under no personal liability to contribute to the assets or liabilities of the Issuer in their capacities purely as holders of the Exchange Notes.

4    In our opinion:

4.1 The Issuer is a company incorporated in England under the Companies Act 1985.

4.2 The Issuer has corporate power to enter into and to perform its obligations under the Finance Agreements and the Exchange Notes and has taken all necessary corporate action to authorise its execution, delivery and performance of the Finance Agreements and the Notes. When the Exchange Notes substantially in the form contained in the Indenture have been duly created, issued and delivered the Exchange Notes will be legally issued, non-assessable and will (to the extent applicable under English law) constitute valid and binding obligations of the Company.

4.3 The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the Finance Agreements and the Exchange Notes.

4.4  A judgment of a recognised court sitting in the State of New
     York having jurisdiction to give that judgment, finally and conclusively establishing a debt, will be recognised by the English courts as creating a debt enforceable against the Issuer by a creditor upon which judgment may be given in fresh proceedings to recover the debt without a retrial or re-examination of the matters thereby adjudicated, provided that the defendant may have defences open to it and/or enforcement may not be permitted if, inter alia, the judgment:

     4.4.1 was obtained by fraud;

                                                                     LINKLATERS



     4.4.2 was contrary to public policy of English law or was in respect of a cause of action which for reasons of public policy or for some other reason could not have been entertained by the English courts;

     4.4.3 relates to foreign penal or revenue laws;

     4.4.4 was obtained in proceedings contrary to natural justice;

     4.4.5 amounts to judgment on a matter previously determined by an English court;

     4.4.6 is given in proceedings brought in breach of an agreement for the settlement of disputes;

     4.4.7 if enforcement of the judgment is restricted by the provisions of the Protection of Trading Interests Act, 1980;

     4.4.8 is the subject of a pending appeal or the judgment debtor is entitled to and intends to appeal against the judgment.

5 The term "ENFORCEABLE" as used above means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

5.1 Enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors.

5.2 Enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy.

5.3 Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.

5.4 Where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction.

5.5 Enforcement may be refused if a foreign judgement is incompatible with an English judgement between the same parties relating to the same issues or, in some circumstances, with an earlier foreign judgement which satisfied the same criteria and is enforceable in England.

6    This opinion is subject to the following:

6.1 It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement or any other document, or that no material facts have been omitted from it.

6.2 To the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by the Issuer may be void under Section 117 of the Stamp Act 1891.

6.3 An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

                                                                     LINKLATERS




7 This opinion is addressed to you solely for use in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or (subject as mentioned below) referred to in any public document or filed with anyone without our express consent.

8 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the US Securities Act of 1933 or the rules and regulations of the US Securities and Exchange Commission thereunder.




     Yours faithfully

     /s/ Linklaters & Paines

     Linklaters & Paines

                                                                     LINKLATERS




                                    SCHEDULE

1 A search copy of the Certificate of Incorporation and the Memorandum and Articles of Association of the Issuer.

2 A photocopy of the Minutes of a Meeting of the Board of Directors of the Issuer and the Guarantor held on 30 April 1998, a fax copy of the Minutes of a Resolution of the Pricing Committee of the Issuer made on 30 April 1998 and a photocopy of the Minutes of a Meeting of the Board of Directors of the Issuer held on 29 September 1998.

3 Notes Indenture dated as of 1 May 1998 (the "INDENTURE") between the Issuer and IBJ Schroder Bank & Trust Company as trustee constituting the Exchange Notes.

4 Exchange and Registration Rights Agreement dated 30 April 1998 (the "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT") between the Issuer, Goldman, Sachs & Co, Lehman Brothers Inc.and Merrill Lynch, Pierce Fenner & Smith Incorporated.

5 Registration Statement on Form S-4 (File No. 333-58919) and Amendment No. 1 thereto.

6 Notes Depositary Agreement dated 5 May 1998 (the "NOTES DEPOSITORY AGREEMENT") between the Issuer, the Guarantor and The Industrial Bank of Japan (Luxembourg) S.A..